EXHIBIT 10.14

                              MEDFORD BANCORP, INC.

                          SPECIAL TERMINATION AGREEMENT

      AGREEMENT made as of the 24th day of April, 2001 by and between Medford Savings Bank, (d.b.a. Medford Bank) (the "Bank"), a savings bank with its main office in Medford, Massachusetts, which Bank is a wholly-owned subsidiary of Medford Bancorp, Inc. (the "Company") a Massachusetts corporation, and William
L. Marshall of Acton, Massachusetts (the "Executive").

      1. Purpose. In order to allow the Executive to consider the prospect of a Change in Control (as defined in Section 2) in an objective manner and in consideration of the services to be rendered by the Executive to the Bank and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Bank, the Bank is willing to provide, subject to the terms of this Agreement, certain severance benefits to protect the Executive from the consequences of a Terminating Event (as defined in Section 3) occurring subsequent to a Change in Control.

      2. Change in Control. A "Change in Control" shall be deemed to have occurred in any one of the following events:

            (i) if there has occurred a change in control of either the the Company or the Bank which the Company would be required to report in response to Item 1 (or, in the case of the Bank, Item 2) of Form 8K promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission, pursuant to the 1934 Act, which are intended to serve similar purposes;

            (ii) when any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Bank representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Company or the Bank, as the case may be;

            (iii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who are Continuing Directors (as hereinafter defined) cease for any reason to constitute at least a majority of the Board of Directors of the Company or the Bank. For this purpose, a "Continuing Director" shall mean (a) an individual who was a director of the Company or the Bank at the beginning of such period or (b) any new director (other than a director designated by a person who has entered into an agreement with the Company or the Bank to effect a transaction described in clause (ii), (iv) or (v) of
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      this Section 2) whose election by the Board or nomination for election by the Company's or the Bank's stockholders was approved by a vote of at least two-thirds(2/3) of the directors of the Company or the Bank, as appropriate, then still in office who either were directors at the beginning of such period of whose election or nomination for election was previously so approved;

            (iv) the stockholders of the Company approve a merger or consolidation of the Company or the Bank with any other corporation or bank, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more then 30% of the combined voting power of the Company's then outstanding securities; or

            (v) the stockholders of the Company or the Bank approve a plan of complete liquidation of the Company or the Bank or an agreement for the sale or disposition by the Company or the Bank of all or substantially all of the Company's or the Bank's assets.

            (vi) Notwithstanding the foregoing, no Change in Control shall be deemed to occur by virtue of the Bank becoming a subsidiary of the Company.

      3. Terminating Event. A "Terminating Event" shall mean

      (a) termination by the Bank of the employment of the Executive with the Bank for any reason other than (i) death, (ii) deliberate dishonesty of the Executive with respect to the Bank or the Company or any subsidiary or affiliate of either, or (iii) conviction of the Executive of a crime involving moral turpitude, or

      (b) resignation of the Executive from the employ of the Bank, while the Executive is not receiving payments or benefits from the Bank by reason of the Executive's disability, subsequent to the occurrence of any of the following events:

            (i) a significant change in the nature or scope of the Executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to the Change in Control; or
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            (ii) a determination by the Executive that, as a result of a Change in Control, he is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to such Change in Control; or

            (iii) a reduction in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all management personnel of the Bank and the Company and all management personnel of any person in control of the Bank and the Company; or

            (iv) the failure by the Bank or the Company to pay to the Executive any portion of his current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Bank or the Company within seven (7) days of the date such compensation is due; or

            (v) the failure by the Bank or the Company to continue in effect any material compensation, incentive, bonus or benefit plan in which the Executive participates immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Bank or the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change in Control; or

            (vi) the failure by the Bank or the Company to continue to provide the Executive with benefits substantially similar to those available to the Executive under any of the life insurance, medical, health and accident, or disability plans or any other material benefit plans in which the Executive was participating at the time of the Change in Control, or the taking of any action by the Bank or the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Bank to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Bank in accordance with the Bank's normal vacation policy in effect at the time of the Change in Control; or

            (vii) the failure of the Bank to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.
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      4. Severance Payment. In the event a Terminating Event occurs within three
(3) years after a Change in Control, the Bank shall pay to the Executive an aggregate amount equal to (x) one times the "base amount" (as defined in Section 280 G(b)(3) of the Internal Revenue Code of 1954, as amended (the "Code")) applicable to the Executive, less (y) One Dollar ($1.00), payable in one lump-sum payment on the date of termination.

      5. Limitation on Benefits.

      (a) It is the intention of the Executive and of the Bank that no payments by the Bank to or for the benefit of the Executive under this Agreement or any other agreement or plan pursuant to which he is entitled to receive payments or benefits shall be non-deductible to the Bank by reason of the operation of
Section 280G of the Code relating to parachute payments. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said Section 280G, any plan, if by reason of the operation of said Section 280G, any such payments exceed the amount which can be deducted by the Bank, such payments shall be reduced to the maximum amount which can be deducted by the Bank. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Executive, such excess payments shall be refunded to the Bank with interest thereon at the applicable Federal Rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order than no such payments shall be non-deductible to the Bank by reason of the operation of said Section 280G. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said Section 280G, the Executive shall determine which method shall be followed, provided that if the Executive fails to make such determination within forty-five days after the Bank has sent him written notice of the need for such reduction, the Bank may determine the method of such reduction in its sole discretion.

      (b) If any dispute between the Bank and the Executive as to any of the amounts to be determined under this Section 5, or the method of calculating such amounts, cannot be resolved by the Bank and the Executive, either the Bank or the Executive after giving three days written notice to the other, may refer the dispute to a partner in the Boston office of a firm of independent certified public accountants selected jointly by the Bank and the Executive. The determination of such partner as to the amount to be determined under Section 5(a) and the method of calculating such amounts shall be final and binding on both the Bank and the Executive. The Bank shall bear the costs of any such determination.

      6. Employment Status. This Agreement is not an agreement for the employment of the Executive and shall confer no rights on the Executive except as herein expressly provided.
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      7. Term. This Agreement shall take effect on as of the date hereof and shall terminate upon the earlier of (a) the termination by the Bank of the employment of the Executive because of death, deliberate dishonesty of the Executive with respect to the Bank or any subsidiary or affiliate of either, or conviction of the Executive of a crime involving moral turpitude, (b) the resignation or termination of the Executive for any reason prior to a Change in Control, or (c) the resignation of the Executive after a Change in Control for any reason other than the occurrence of any of the events enumerated in Section 3(b)(i)-(vii) of this Agreement.

      8. Withholding. All payments made by the Bank under this Agreement shall be net of any tax or other amounts required to be withheld by the Bank under applicable law.

      9. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Bank, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 9. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of the Executive's rights under this Agreement, the Bank shall pay (or the Executive shall be entitled to recover from the Bank, as the case may be) the Executive's reasonable attorneys' fees and other reasonable costs and expenses in connection with the enforcement of said rights (including the enforcement of any arbitration award in court) regardless of the final outcome, unless and to the extent the arbitrators shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust. This provision shall not apply to Section 5(b), except in the event that the Bank and the Executive cannot agree on the selection of the accounting partner described in said Section.

      10. Assignment; Prior Agreements. Neither the Bank nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party and without such consent any attempted transfer shall be null and void and of no effect. This Agreement shall inure to the benefit of and be binding upon the Bank and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the Bank of all payments due him under this Agreement, the Bank shall continue such payments to the Executive's
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beneficiary designated in writing to the Bank prior to his death (or to his estate, if he fails to make such designation). This Agreement supersedes any prior agreement covering the subject matter hereof.

      11. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      12. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

      13. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Bank, or, in the case of the Bank, at its main office, attention of the Board of Directors.

      14. Election of Remedies. An election by the Executive to resign after a Change in Control under the provisions of this Agreement shall not constitute a breach by the Executive of any employment agreement between the Bank and the Executive and shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Bank's benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under any employment agreement he may then have with the Bank; provided, however, that if there is a Terminating Event under Section 3 hereof, the Executive may elect either to receive the severance payment provided under Section 4 or such termination benefits as he may under any such employment agreement, but may not elect to receive both.

      15. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Bank.

      16. Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.
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      IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Bank, by its duly authorized officer, and by the Executive, as of the date first above written.

WITNESS:


/s/ Mary Martel                                 /s/ William L. Marshall
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                                                William L. Marshall


ATTEST:                                         MEDFORD SAVINGS BANK


/s/ Edward J. Gaffey                            By: /s/ Arthur H. Meehan
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  Assistant Clerk                                   Arthur H. Meehan

                                                Title: Chairman, CEO& President
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[Seal]